Exhibit 99.1

At the Company
Donna Kush	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE RECORD QUARTER EXCEEDS ANY
PREVIOUS TOTAL YEAR

Operating margin more than triples from last year

OMAHA, Neb., July 22, 2003 – Ameritrade Holding Corporation (Nasdaq: AMTD) today announced quarterly earnings for its third fiscal quarter ended June 27, 2003 that not only represent the highest in the Company’s history, but exceed any previous fiscal year.

Third Quarter Highlights

•	Record net income of $49.9 million, or $0.12 per share

•	Record operating margin(1) of $98.3 million, or 52 percent

•	Record pre-tax income of $81.8 million, or 43 percent

•	Record EBITDA(1) of $91.4 million

•	Liquid assets(1) of $259.8 million; cash and cash equivalents of $229.6 million

•	Realized annualized pre-tax Datek merger synergies of $220 million, or $132 million after-tax

•	93,000 new accounts opened and funded at an average cost per account of $178

•	Completed the purchase of approximately 16,500 Mydiscountbroker.com client accounts for approximately $4.2 million

•	Average trades per day of approximately 154,000

(1) See attached reconciliation of financial measures.

“This quarter clearly illustrates the tremendous power of our operating leverage and scale due to our focused brokerage model,” said Joe Moglia, chief executive officer of Ameritrade. “We were able to achieve 52% operating margin through increased trades on our low-cost, scale-on-demand platform. Also contributing was the fact that we exceeded our original goals for the Datek merger and realized $220 million in annualized pre-tax synergies.”

Stock Repurchase

During the quarter, the Company repurchased approximately one million shares of its common stock at a weighted average price of $7.48 per share for a total of approximately 14.3 million shares repurchased at $4.63 per share since this repurchase program began.

Outlook

Ameritrade has updated its current projections for the fourth quarter of fiscal year 2003 in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 28-year history of servicing self-directed investors. Ameritrade develops and provides innovative brokerage products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. Currently serving almost 3 million clients through its subsidiary, Ameritrade, Inc.(2), Ameritrade is a leader in the online brokerage business, recently receiving Forbes “Best of Web” honors as well as an overall four-star rating, and a top rating for “Ease of Use” and “Research Amenities” on the Barron’s 2003 Online Broker Survey. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, synergies, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include the successful integration of the operations of Ameritrade and Datek, operational cost savings resulting from the merger of Ameritrade and Datek, market fluctuations and changes in client trading activity, general economic conditions, increased competition, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(2) Ameritrade, Inc., member NASD/SIPC

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Nine Months Ended

	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002

Revenues:
Commissions and clearing fees	$129,019	$56,794	$337,899	$186,242
Interest revenue	43,265	28,598	122,765	85,371
Other	21,221	17,451	71,455	51,824

Total revenues	193,505	102,843	532,119	323,437
Client interest expense	4,994	2,580	15,447	8,247

Net revenues	188,511	100,263	516,672	315,190

Expenses:
Employee compensation and benefits	39,779	31,784	139,250	98,368
Communications	12,554	8,609	37,625	27,472
Occupancy and equipment costs	11,561	13,175	43,784	41,474
Depreciation and amortization	8,267	6,732	24,621	20,522
Professional services	7,266	5,253	26,880	16,772
Interest on borrowings	1,306	1,087	3,612	3,978
(Gain)/loss on disposal of property	(17)	20	(5,134)	237
Other	9,467	6,760	35,231	18,950
Advertising	16,524	16,781	75,542	58,686

Total expenses	106,707	90,201	381,411	286,459

Pre-tax income	81,804	10,062	135,261	28,731
Provision for income taxes	31,933	4,288	53,732	12,006

Net income	$49,871	$5,774	$81,529	$16,725

Basic earnings per share	$0.12	$0.03	$0.19	$0.08
Diluted earnings per share	$0.12	$0.03	$0.19	$0.08
Weighted average shares outstanding — basic	424,695	216,318	427,454	215,920
Weighted average shares outstanding — diluted	430,495	216,747	430,735	216,664

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 27, 2003	Sept. 27, 2002

Assets:
Cash and cash equivalents	$229,559	$198,398
Segregated cash and investments	7,340,728	5,665,109
Broker/dealer receivables	2,114,427	1,397,862
Client receivables	1,916,156	1,419,469
Goodwill and intangible assets	959,421	964,979
Other	147,682	155,024

Total assets	$12,707,973	$9,800,841

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$2,661,578	$1,917,482
Client payables	8,537,026	6,374,644
Prepaid variable forward contract obligation	35,803	—
Convertible subordinated notes	46,295	47,645
Other	261,098	362,671

Total liabilities	11,541,800	8,702,442
Stockholders’ equity	1,166,173	1,098,399

Total liabilities and stockholders’ equity	$12,707,973	$9,800,841

Note: Certain items in the prior year condensed consolidated balance sheet have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended

	June 27, 2003	Mar. 28, 2003	Dec. 31, 2002	Sept. 27, 2002

Trading days	63	60	65	63
Average client trades per day	154,294	116,246	140,700	87,278
Total trades (in millions)	9.7	7.0	9.1	5.5
Assets in client accounts (in billions)	$48.0	$39.1	$37.1	$33.9
Core brokerage open accounts*	2,973,000	2,907,000	2,872,000	2,842,000

* This relates to the core brokerage account base only. Total client base, including core accounts and non-core accounts (primarily clearing accounts, stock option administration accounts and bank referral accounts), was 3,316,000 at 6/27/03.

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Nine Months Ended

	June 27, 2003		June 28, 2002		June 27, 2003		June 28, 2002

	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.

Operating Margin (1)
Operating margin	$98,311	52.2%	$26,863	26.8%	$205,669	39.8%	$87,654	27.8%
Less:
Advertising	(16,524)	-8.8%	(16,781)	-16.7%	(75,542)	-14.6%	(58,686)	-18.6%
Gain/(loss) on disposal of property	17	0.0%	(20)	0.0%	5,134	1.0%	(237)	-0.1%

Pre-tax income	$81,804	43.4%	$10,062	10.0%	$135,261	26.2%	$28,731	9.1%

EBITDA (2)
EBITDA	$91,377	48.5%	$17,881	17.8%	$163,494	31.6%	$53,231	16.9%
Less:
Depreciation and amortization	(8,267)	-4.4%	(6,732)	-6.7%	(24,621)	-4.8%	(20,522)	-6.5%
Interest on borrowings	(1,306)	-0.7%	(1,087)	-1.1%	(3,612)	-0.7%	(3,978)	-1.3%

Pre-tax income	81,804	43.4%	10,062	10.0%	135,261	26.2%	28,731	9.1%
Provision for income taxes	(31,933)	-16.9%	(4,288)	-4.3%	(53,732)	-10.4%	(12,006)	-3.8%

Net income	$49,871	26.5%	$5,774	5.8%	$81,529	15.8%	$16,725	5.3%

	As of

	June 27,	March 28,	Dec. 31,	Sept. 27,
	2003	2003	2002	2002

Liquid Assets (3)
Liquid assets	$259,764	$187,016	$246,800	$229,447
Plus: Broker-dealer cash and cash equivalents	84,210	114,078	61,745	91,566
Less:
Investment in NITE, net of tax	—	(6,546)	(23,017)	(19,411)
Excess broker-dealer regulatory net capital	(114,415)	(143,163)	(121,287)	(103,204)

Cash and cash equivalents	$229,559	$151,385	$164,241	$198,398

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We believe operating margin provides an important measure of the financial performance of our ongoing business. Advertising spending is excluded from operating margin because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded from operating margin because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.